UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

ASYST TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-22430	94-2942251
(Commission File No.)	(IRS Employer Identification No.)

48761 Kato Road
Fremont, California 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 661-5000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

          On November 12, 2003, Asyst Technologies, Inc., or Asyst, announced that it plans to offer publicly 6,000,000 shares of its common stock pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. In addition, Asyst announced plans to grant to the underwriters in connection with the offering an option to purchase up to an additional 900,000 shares of its common stock. The press release, dated November 12, 2003, and titled “Asyst Technologies Announces Public Offering of Common Stock,” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

          Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to Asyst’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at Asyst’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Asyst with the Securities Exchange Commission.

          This Current Report and the exhibit furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion, timing and size of any public offering. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, reaching agreement as to the terms of the offering with the underwriters and successful completion of the offering. More information about Asyst and these and other risks related to Asyst is detailed in Asyst’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2003, as amended, and its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. Asyst does not undertake an obligation to update forward-looking statements.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC

Dated: November 13, 2003	By:	/s/ Steve Debenham

Steve Debenham
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release titled “Asyst Technologies Announces Public Offering of Common Stock” dated November 12, 2003.